Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226
kellers@rushenterprises.com

RUSH ENTERPRISES, INC. APPOINTS ELAINE MENDOZA TO ITS BOARD OF DIRECTORS

SAN ANTONIO, Texas, October 2, 2019 — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced the appointment of Elaine Mendoza as a new independent member of its Board of Directors, effective immediately.

Ms. Mendoza currently serves as the President and Chief Executive Officer of Conceptual MindWorks, Inc. (CMI), a leading informatics company that specializes in providing health-related software, bioinformatics, biotechnology, scientific, and technical solutions to the public and private sectors, which she founded in 1990. Ms. Mendoza serves on the boards of several entities, including non-profits, and has been an active member of her community for more than 30 years. She currently serves as Chairman of the Board of Regents of the Texas A&M University System and as a member of the board of directors of HCSC, where she serves as the chair of the Audit and Compliance committee. Ms. Mendoza holds a B.S. in Aerospace Engineering from Texas A&M University.

“We are delighted to have Elaine join our Board as a new independent director,” said W.M. “Rusty” Rush, Chairman, CEO and President of Rush Enterprises, Inc. “Elaine’s demonstrated entrepreneurial success and leadership acumen make her a valuable addition to the Board, and we know that she will be a tremendous asset to the Company as well,” added Rush. “I am confident that Elaine’s business experience will create value across numerous areas of our Board, but I am particularly excited about her future contributions with respect to her expertise in technology solutions. As I have said before, internal and customer-facing technology solutions are a major growth driver in the commercial vehicle industry and particularly as it relates to our aftermarket strategic initiatives. We are fortunate to be able to add Elaine’s unique skill set and perspective to the Board, and we look forward to her contributions as part of our team.”

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 100 dealership locations in 22 states. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, Mitsubishi, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and collision center operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle upfitting, CNG fuel systems and vehicle telematics products. Additional information about Rush Enterprises’ products and services is available at www.rushenterprises.com. Follow our news on Twitter at @rushtruckcenter and on Facebook at facebook.com/rushtruckcenters.

Certain statements contained herein, including those concerning the Company’s strategic initiatives, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.